UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2015

American Realty Capital Healthcare Trust II, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55201	38-3888962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Renewal of and Amendments to Advisory Agreement

On June 26, 2015, American Realty Capital Healthcare Trust II, Inc. (the “Company”) entered into the Amended and Restated Advisory Agreement with its advisor American Realty Capital Healthcare II Advisors, LLC which renewed the advisory relationship for an additional one-year term terminable at the end of the renewal term, upon 60 days’ prior notice. The amendment also revises and clarifies certain provisions regarding an internalization which the Company may complete without paying a termination fee to the advisor and removes the 2%/25% expense reimbursement provision which will no longer be required by the Company’s charter as a result of a charter amendment previously approved by stockholders that will delete provisions originally required by the NASAA REIT Guidelines.

The description of the advisory agreement in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the amended and restated advisory agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Advisory Agreement by and among American Realty Capital Healthcare Trust II, Inc., American Realty Capital Healthcare Trust II Operating Partnership, L.P. and American Realty Capital Healthcare II Advisors, LLC dated as of June 26, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Healthcare Trust II, Inc.

Date: June 26, 2015	By:	/s/ Thomas P. D’Arcy
Thomas P. D’Arcy
Chief Executive Officer and President